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                                                                       EXHIBIT 5

                                                  October 26, 2001

IVAX Corporation
4400 Biscayne Boulevard
Miami, Florida 33137

Ladies and Gentlemen:

         At your request, I have examined the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 2,500,000 additional shares of Common Stock, par value $.10 per share, of the Registrant (the "Option Stock") and 2,343,750 related common stock purchase rights (together with the Option Stock, the "Shares") to be issued and sold, pursuant to the terms of the Registrant's 1997 Employee Stock Option Plan (the "Plan"). This opinion is given with respect to the Shares to the extent they are newly-issued shares of Common Stock.

         In connection therewith, I have examined the Plan, the Registrant's Articles of Incorporation and Bylaws, each as amended to the date hereof; resolutions adopted by the Board of Directors of the Registrant providing for, among other things, the issuance of the Shares and the filing of the Registration Statement; and such other corporate documents and records, certificates of public officials and questions of law as I have deemed necessary or appropriate for the purposes of this opinion. I have also reviewed the relevant provisions of the Florida Business Corporation Act, and such other legal authority, as I have deemed relevant.

         As to questions of fact material to the opinions expressed herein, I have relied upon the accuracy of: (i) all representations and warranties as to factual matters contained in any of the documents submitted to me for purposes of rendering the opinion; and (ii) factual recitals made in the resolutions adopted by the Board of Directors of the Company.

         Based upon and subject to the foregoing and the other qualifications, limitations and assumptions contained herein, I am of the opinion that the Shares, when issued and delivered pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                      Very truly yours,


                                      By: /s/ Steven D. Rubin
                                          --------------------------------------
                                              Senior Vice President,
                                              General Counsel and Secretary